SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 12, 2014

Date of Report

(Date of Earliest Event Reported)

NATURAL RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55062	46-3570919
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Eee	Identification No.)

76 Playfair Road, #03-06 LHK2 Building

367996 Singapore

(Address of Principal Executive Offices)

+65-62875955

(Registrant’s Telephone Number)

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ITEM 2.01	Completion of Acquisition or Disposition of Assets

On August 12, 2014 Natural Resources Corporation, a Delaware corporation (the “Company”), acquired M-Power Food Industries Private Limited, a company incorporated in Singapore (“M-Power Industries”), in a stock-for-stock transaction (the “Acquisition”). The purpose of the Acquisition was to facilitate and prepare the Company for a registration statement and/or public offering of securities.

The Acquisition was effectuated by the Company through the exchange of all of the outstanding shares and interests of M-Power Industries for 50,000,000 shares of common stock of the Company. M-Power Industries was formerly wholly owned by M-Power Investments, which received all of the shares of the Company issued in this Acquisition.

M-Power Industries was formed in 2001 in Singapore. Since its inception, M-Power Industries has engaged in the manufacture and production of milk based ingredients and other dairy products for the food industry. M-Power Industries is currently an ISO 22000 certified manufacturer of dairy products.

As a result of the Acquisition, 200,000,000 shares and interests of common stock of M-Power Industries (all of which were held by M-Power Investments) were exchanged for, and converted into, 50,000,000 shares of common stock of the Company. Hence, the Company issued a total of 50,000,000 shares of common stock of the Company in connection with the Acquisition.

Prior to the Acquisition, Plum Run had no ongoing business or operations and was established for the purpose of completing a business combination with target companies, such as M-Power Industries. As a result of the Acquisition, M-Power Industries became a wholly owned subsidiary of the Company. The Company, as the sole shareholder of M-Power Industries, has taken over the operations and business plans of M-Power Industries.

Relationship with Tiber Creek Corporation

The Company (through M-Power Industries) entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to combine with a public reporting company, including: transferring control of such reporting company to M-Power Industries; preparing the business combination agreement; effecting the business combination; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Under the agreement, Tiber Creek is entitled to retain the aggregate total of 100,000 shares for its services. The engagement agreement also provides that the shares held by Tiber Creek and MB Americus shall be included in the registration statement filed by the Company.

In general, Tiber Creek holds interests in inactive Delaware corporations, which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations, such as Plum Run Acquisition Corporation (the former name of the Company), are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop (who is the sole owner of MB Americus, an affiliate of Tiber Creek) serve only as interim officers and directors of these corporations (such as Plum Run Acquisition Corporation) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Business

The Company’s headquarters and principal place of business are in Singapore, an international logistic and financial hub in South East Asia. The Company benefits from this excellent strategic location to deliver its products to its strong customer base across Asia, the Middle East and Africa in a timely manner.

The Company’s business is the manufacture and sale of milk based ingredients to global food and beverage manufacturers. The Company also manufactures and sells ready for sale milk powders and other food products. The Company’s products, including whole milk powder (WMP), full fat milk powder (FFMP), and skim milk powder (SMP), are available in both regular and instant versions.

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The Company’s main area of expertise is the formulation and production of specialty milk based powders. These formulated milk powders have been developed to meet the specific needs of the food industry. These needs include:

(a) Nutritional needs often associated with economic considerations, such as the need for particular fat and protein contents;

(b) Functional needs, which require specialized technology to service, such as particular textures, firmness, mouth feels, melting times and/or yield output of products.

The Company’s milk powders benefit both basic food applications (such as condensed milk, where the manufacturing process is reasonably simple) and more sophisticated applications (such as biscuits, confectionary and specialty cheeses where the manufacturing process is more complex, and which tend to be more expensive) not only in terms of direct cost savings but also in terms of improved functionalities such as better yield or better end-products texture, taste and appearance depending on the field of application. Fields of application include manufacturing of chocolate, ice cream, cheese, bakery, confectionery, yoghurt, biscuits, instant beverages, and condensed milk. The Company is constantly working to improve and enhance its range of formulated products.

The Company also supplies whey powder, whey protein concentrate, lactose, casein, butter milk powder, butter, anhydrous milk fat/butter oil, and de-mineralized whey powder.

The Company owns and operates production facilities in Singapore duly approved and licensed by relevant authorities and certified ISO 22000:2005 by the Certification Body of TUV SUD PSB Pte Ltd Singapore.

The Company was awarded ‘Singapore SME 1000’ company (SME1000) three years in a row in 2012, 2013 and 2014 and also received a Fastest Growing 50 (FG50) award in 2013 based on financial performance. The Company is a member of Singapore Business Federation (SBF) and Singapore Manufacturing Federation (SMF).

Products

The Company manufactures and sells milk-based ingredients, ready for sale milk powders and other food products. The Company’s products are all Halal certified.

The Company produces a range of high and consistent quality milk products. It chooses top quality milk material sources for its ingredients and imports from the most reliable origins. The Company’s main products, available in both regular and instant versions, are commodity milk powders such as whole milk powder, full fat milk powder, skim milk powder in regular form only, formulated milk powders that include full fat milk powders regular, full fat milk powder instant, fat filled milk powder regular and fat filled milk powder instant, and specialty dairy based powders. The Company also supplies whey powder, whey protein concentrate, lactose, casein, butter milk powder, butter, anhydrous milk fat/butter oil, demineralized whey powder, other consumer foods ingredients and products and soft agriculture commodities.

The Company’s products benefit both basic food applications (such as condensed milk, where the manufacturing process is reasonably simple) and more sophisticated applications (such as biscuits, confectionary and specialty cheeses where the manufacturing process is more complex, and which tend to be more expensive) not only in terms of direct cost savings but also in terms of improved functionalities such as better yield or better end-product texture, taste and appearance depending on the field of application.

All the Company’s products are certified as Halal to Muslims according to Islamic Law through October 31, 2015 . Further renewal would be for another 2 years from November 1, 2015.

Governmental Regulations

The Company’s dry blend production plant in Singapore operates as a food establishment licensed by the Agri-Food & Veterinary Authority of Singapore (“AVA”) in accordance with the Sale of Food Regulations (“Food Establishments Regulations”). Under the Food Establishments Regulations, a licensee must ensure that the licensed food establishment is used only for the purpose for which the license is granted. The Food Establishments Regulations impose various obligations on the licensee of a food establishment to ensure that the storage, packaging and transportation of food is done in a manner that the food is protected from the likelihood of contamination as well as prescribing certain personal cleanliness standards that must be observed by persons engaged in the preparation of food during such process.

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Food establishments are controlled every year based on a set of criteria covering various aspects of hygiene and food safety standards, including the following:

-	Premises - General cleanliness and housekeeping
-	Food Storage
-	Food Processing Equipment and Facilities
-	Pest Control Program
-	Food Handling and Staff Facilities
-	Product Identification and Traceability
-	Dispatch & Transport
-	Product Inspection and Lab Testing
-	Foreign Body Control
-	Rework
-	Management of Allergens
-	Implementation of Quality Control Programs
-	Staff Competency and Food Hygiene Training
-	Documentation and Records
-	Violation of Records

The Company currently holds a license valid through February 28, 2015 and renewable annually.

The Company has notified the Commissioner for Workplace Safety and Health of its use of its Singapore dry blend production plant as a factory pursuant to the requirements of the Workplace Safety and Health (Registration of Factories) Regulations 2008 and has also obtained clearance from the National Environment Agency for the use of its Singapore dry blend production plant for dry mixing and blending of dairy products.

The Company has in place a current work injury insurance policy in accordance with the provisions of the Work Injury Compensation Act as well as a public liability insurance policy.

Furthermore, the Company received ISO 22000:2005 certification by the Certification Body of TUV SUD PSB Pte Ltd Singapore . TUV SUD PSB Pte Ltd Singapore is an international service corporation focusing on consulting, testing, certification and training. ISO 22000:2005 specifies requirements for a food safety management system where an organization in the food chain needs to demonstrate its ability to control food safety hazards in order to ensure that food is safe at the time of human consumption.

ISO 22000:2005 is applicable to all organizations, regardless of size, which are involved in any aspect of the food chain and want to implement systems that consistently provide safe products. The means of meeting any requirements of ISO 22000:2005 can be accomplished through the use of internal and/or external resources.

ISO 22000:2005 specifies requirements to enable an organization:

-            to plan, implement, operate, maintain and update a food safety management system aimed at providing products that, according to their intended use, are safe for the consumer,

-            to demonstrate compliance with applicable statutory and regulatory food safety requirements,

-            to evaluate and assess customer requirements and demonstrate conformity with those mutually agreed customer requirements that relate to food safety, in order to enhance customer satisfaction,

-            to effectively communicate food safety issues to their suppliers, customers and relevant interested parties in the food chain,

-            to ensure that the organization conforms to its stated food safety policy,

-            to demonstrate such conformity to relevant interested parties.

Due to the nature of the Company’s products, the activities and operations of the Company could become subject to additional license restrictions and other regulations, such as (without limitation) United States Food and Drug Administration regulations, export/import controls and other regulation by government agencies.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success. The Company hopes to work with several strategic partners in important areas of its business and operations. Currently, the Company has several strategic partners (noted below) and hopes to foster additional strategic relationships. The Company believes that the most important strategic partnerships will be expanded relationships that it can form with its existing customers. The Company’s management believes that adding more value to existing clients is the most efficient and useful route to building the Company’s business in a very competitive industry.

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The Company has several key suppliers that it places orders for the required milk ingredients and raw materials. The Company imports its raw materials from the main milk production areas in the world including Europe, Oceania and the Americas. The Company has maintained ongoing business relations with most of its suppliers for many years. The Company has ongoing long term relationships with suppliers in North America; Europe; and Asia. Due to the Company’s balanced acquisition of raw materials from multiple suppliers in several different countries and region, it is not dependent on a single source. Furthermore, the Company is seeking to invest and/or acquire in the above milk production areas in order to improve its raw material sourcing.

Customer Agreements

Most customers of the Company are longtime, established customers from whom the Company receives repeated orders. During the past three years, the Company has maintained approximately 30 customers. The Company has several customers that each account for five percent or more of the Company’s sales. However, due to the Company’s well-balanced sales across many customers, the Company is not dependent on any one customer or a few customers.

The Company’s export sales are payable either by Letter of credit or by payment against documents guaranteed by Export Credit Insurance.

Marketing and Sales

The Company’s targeted customers are food manufacturers using dairy ingredients. The Company communicates with various chambers of commerce internationally, coordinates with export supporting agencies in Singapore and participates in regional food fairs around the world as part of its efforts to research and identify customers per geographic regions and country areas.

In addition, the Company receives regular enquiries through the various food associations in Singapore, which direct prospective buyers to the Company. The Company also reaches customers through its website (www.mpowergroup.com) and through direct salesperson visits to overseas customers for the purpose of assessing customer requirements. Currently, the Company has five salespersons.

The Company will continue to focus its attention on targeting manufacturers with solid finance and on selecting distributors/agents with existing portfolios of buyers. The Company plans to increase the marketing team to handle the new markets by area (China and South East Asia, Africa, and Middle East), and by type of business (retailer/distributors vs manufacturers).

The Company plans for various developments and launches of products, as well as entering and expanding into new markets and industries.

Intended development and enhancement of products includes:

•	Instant Full fat milk powders produced through wet blending process, which will enhance the wettability and organoleptic properties of the final products to meet the demand in Asia and Middle East for instant drinking milk. The products can be enhanced with vitamins and minerals. The Company plans to launch them in 2015.

•	Instant dairy powders produced by wet blend plant to cater the needs of manufacturers which will enhance the wettability at an affordable level for condensed milk, ready mix, coffee and tea creamers, and to be launched in 2015.

•	The new formulation of dairy powders catering to specific demand of the Company’s current customers such as cheese dairy powder (for functional cheese and white cheese), yogurt dairy powder (improved viscosity, flavor profile), bakery dairy powder (enhanced texturizing and “caramelization” properties), ice cream dairy powder (improved flavor profile and yield ratio). The Company expects these new products to be ready for the second half of 2014.

•	Newly formulated fat filled milk products, enriched with vitamins and/or minerals, and/or “instantized” through a wet blend process. The Company expects these products to be available in 2015.

•	Regular and instant fat filled milk powders in retail packaging (pouches of 500g and 900g, in 450g, 1kg, and 2.5kg tins). The Company expects these products to be ready by the end of 2015.

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Intended expansion by industry includes:

•	Yogurt companies
•	Milk recombining companies (UHT milk, condensed milk, dairy based beverage)
•	Cheese companies (processed cheese, white cheese)
•	Confectionery companies (wafers, cream filling, cookies, doughnuts, etc.)
•	Bakery companies
•	Ice cream companies
•	Repacking companies for adult milk beverage

Intended expansion into new markets includes:

The Company has set goals to sell its current products and new products in markets where its products have not been distributed in full scale as yet such as China and Africa, and to reach new markets such as Latin America.

Besides the Company’s current markets, the company desires to expand in the following markets: China, Africa, and Latin America. By 2019, the expected sales ratio would be:

Region\Year	2013	2016	2019
Middle East	40%	40%	39%
Asia	45%	44%	43%
Africa	15%	14%	14%
Latin America	0%	2%	4%

Diversification

a. The Company will respond to the health concerns of end consumers by producing Instant skimmed milk powder and Regular skimmed milk powder enriched with vitamins and minerals. The products would be launched in 2016.

b. The Company will develop new product formulations for the production of soup bases, sauce bases and ready-to-use meals to be launched early 2015.

c. The Company plans to tap into the strong demand in infant formula and baby milk powders in South East Asia and in China by developing and launching baby milk powders by 2016.

d. The Company also considers entering a niche market such as goat milk powder packed in sachets and tins, for South East Asia and China markets by 2017.

Scale economies

The Company plans to develop economy of scale by purchasing larger volumes of raw ingredients. The integration of the source of supply of the raw ingredients in the supply chain will also enable to control the costs with estimated from 7% to 10% of saving compared to current costs.

Futures business in the U.S.

By investing in a dairy company in the US that would secure additional quantities of raw material to cater for the factory in Singapore, and at a later stage in Malaysia, the Company plans to optimize its presence in the US by setting a futures business focused on dairy products. While sourcing its physical supplies from the US, the company will also be able to take advantage of the hedging.

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Management process

a. Current structure of the sales team

The sales team is composed of 5 persons covering all the products.

b. Future changes

The Company Food plans to hire:

•	One sale executive to develop sales in China, Taiwan, Malaysia, and South Korea focused on the manufacturers related to the food industry. This position will open in 2014.
•	One sale executive to develop sales in China focused on the wholesalers and retailers interested in the instant milk powders packed in tins and in pouches. This position will open in 2015.
•	One sale executive to develop sales of the full range of milk powders for the African market. The position will open in 2015.
•	The office in the US will handle Latin America.

Operations expansion

The Company’s dry blend production plant in Singapore presently has a maximum capacity of 40,000 metric tonnes per year. The business presently uses half this capacity and still has capacity to allow for further growth. However, this plant can only process dry form ingredients, and therefore the Company is undertaking feasibility studies in relation to the construction of a plant in Malaysia that would have the ability to use liquid ingredients (such as raw liquid vegetable fat) to produce fat filled milk powders. The Company’s Malaysian plant is scheduled to start operation in 2015.

The Company expects the spare capacity in its Singapore plant to be absorbed over the next two years by increased customer demand, including demand arising from diversifying its export markets.

The Company’s plant in Singapore processes dry form ingredients, using raw materials purchased from third party suppliers. The Company will expand its production capability to also include wet blend production (see below for a description of this process), and also to reduce its reliance on third party suppliers for raw materials.

The Company is also exploring the possibility of investing in a dairy plant in the United States. By doing this, the Company would be seeking to improve the security of supply of raw materials for its present facility in Singapore (and future facility in Malaysia). Raw materials (such as skimmed milk powder) would be produced in the United States and used in the Company’s plant in Singapore (and in Malaysia in the future). The Company considers that investment in raw materials production facilities would be a logical next step in its development.

An added advantage of a plant in the United States would be that it would give the Company the ability to export to markets that do not accept products that are produced other than from where the raw materials, i.e. milk powder, originates.

Revenues and Losses

M-Power Industries had revenues of $17,637,225 during the nine-month period ending March 31, 2014 as compared to revenues of $20,010,805 during the nine-month period ending March 31, 2013. During the fiscal year ended June 30, 2013, M-Power Industries posted revenues of $30,949,244, as compared to revenues of $36,217,668 in the fiscal year ended June 30, 2012.

M-Power Industries had a net income during the nine-month period ending March 31, 2014 of $1,736,082 as compared to net loss of $850,047 during the nine-month period ending March 31, 2013. During the fiscal year ended June 30, 2013, M-Power Industries posted net income of $5,447,026, as compared to net income of $499,953 in the fiscal year ended June 30, 2012.

Industry Awards

The “Singapore SME1000” (SME 1000) administered by DP Information Group awarded M-Power Food the award of Singapore SME 1000 company three years in a row for 2012, 2013 and 2014 and M-Power Food also received a Fastest Growing 50 (FG50) award in 2013 based on financial performance.

The FG50 awards are made to the 50 Singapore companies (that include all currently ranked SME 1000 companies) which have obtained the highest compound annual growth rate on sales/turnover for the last three years.

To qualify for ranking, companies must satisfy the following criteria:

•	They must have conducted at least two full years of operation.

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•	They must have annual sales/turnover and net profit after tax of less than SGD100 million per annum.

•	They must have filed with the Accounting & Corporate Regulatory Authority, or submitted to DP Information Network Pte Limited, audited financial statements that include sales/turnover figures.

DP Information Network Pte Limited selects and ranks companies based on their audited financial performance i.e. sales/turnover or net profit after tax for the latest financial year.

THE COMPANY

Employees and Organization

The Company presently has approximately 15 full-time employees.

All employees receive health benefits and most employees receive yearly bonuses. The Company may offer additional fringe and welfare benefits in the future as the Company’s profits grow and/or the Company secures additional outside financing.

Property

The Company owns two physical facilities (factories) in Singapore. The first factory is located at 15 Jalan Tepong #01-06/07, Jurong Food Hub, Singapore 619336. This property is valued at SGD 1,700,000 as of June 30, 2013 and consists of 532 square meters of combined floor area. The second factory is located at 15 Jalan Tepong #02-04/05, Jurong Food Hub, Singapore 619336. This property is valued at SGD 1,300,000 and consists of 482 square meters of combined floor area.

The Company also leases three properties, including its headquarter offices in Singapore, a branch office in Vietnam and a warehouse. The Company’s headquarters are located at 76 Playfair Road #03-06, LHK2 Building. Singapore 367996. This office is 2,314 square feet and is rented for SGD 90,000 per annum.

The Vietnam branch office is located at 36 Dang Tat Street, Tan Dinh Ward, District 1, Ho Chi Minh City, Vietnam Floor Area. The office is 861 square feet and rented for USD 13,500 per annum.

The Company leases a warehouse in Singapore, located at 31 Jurong Port Road, #07-06/07, Singapore 619115. This warehouse is 15,758 square feet and is rented for SGD 283, 282 per annum.

The total annual lease rental obligation of the Company is approximately US $311,177.

Subsidiaries

Currently, the Company has one subsidiary – M-Power Industries, which was acquired in the Acquisition. The Company is the sole shareholder of M-Power Industries.

Intellectual Property

At present, the Company does not possess any intellectual property protection. The Company’s may decide in the future to pursue efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

Summary Financial Information

The Company had no substantive business operations or specific business plan until the Acquisition. As the Company had no operations or specific business plan until the Acquisition, the information presented below is with respect to M-Power Industries, which was acquired by the Company in July 2014 as a result of the Acquisition.

The statements of operations data for the fiscal years ended June 30, 2013 and June 30, 2012, respectively, and the balance sheet data as of June 30, 2013 and at June 30, 2012, respectively, are derived from the audited financial statements of M-Power Industries and related notes thereto included herewith. The statement of operations data for the nine months ended March 31, 2014 provided below is derived from the unaudited financial statements of M-Power Industries and related notes thereto included elsewhere in this prospectus.

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References to the financial statements for the nine months ended March 31, 2014 and the balance sheet at March 31, 2014, respectively, are made to M-Power Industries. References to the financial statements for the fiscal year ended June 30, 2013 and the fiscal year ended June 30, 2012, respectively, and the balance sheet at June 30, 2013 and June 30, 2012, respectively, are made to M-Power Industries which means the stand-alone financial statements (audited) of M-Power Industries.

	Nine months ended	Fiscal Year ended	Fiscal Year ended
	March 31, 2014	June 30, 2013	June 30, 2012
	(unaudited)
Statement of operations data
Revenue	$17,637,225	$30,949,244	$36,217,668
Gross Profit	$3,313,449	$8,106,933	$2,485,741
Income from operations	$2,372,239	$6,378,881	$1,274,563
Net income	$1,736,082	$5,447,026	$499,953

	At March 31, 2014	At June 30, 2013	At June 30, 2012
	(unaudited)
Balance sheet data
Cash	$273,500	$886,808	$90,299
Other assets	$95,637	$124,735	$103,660
Total assets	$17,787,993	$15,804,226	$13,382,860
Total liabilities	$9,824,051	$9,697,072	$12,067,604
Total members’ equity	$7,963,942	$6,107,194	$1,315,256

Management's Discussion and Analysis of Financial Condition and Results of Operations

References to the financial condition and performance of the Company below in this section “Management’s Discussions and Analysis of Financial Condition and Results of Operation” include M-Power Industries, provided that (a) references to the financial statements for the nine months ended March 31, 2014 and the balance sheet at March 31, 2014, respectively, are made to M-Power Food Industries; and (b) references to the financial statements for the fiscal year ended June 30, 2013 and the fiscal year ended June 30, 2012, respectively, and the balance sheet at June 30, 2013 and June 30, 2012, respectively, are made to “M-Power Industries” which means the stand-alone financial statements (audited) of M-Power Food Industries Private Limited.

Revenues and Losses

M-Power Industries had revenues of $17,637,225 during the nine-month period ending March 31, 2014 as compared to revenues of $20,010,805 during the nine-month period ending March 31, 2013. During the fiscal year ended June 30, 2013, M-Power Industries posted revenues of $30,949,244, as compared to revenues of $36,217,668 in the fiscal year ended June 30, 2012.

M-Power Industries had a net income during the nine-month period ending March 31, 2014 of $1,736,082 as compared to net loss of $850,047 during the nine-month period ending March 31, 2013. During the fiscal year ended June 30, 2013, M-Power Industries posted net income of $5,447,026, as compared to net income of $499,953 in the fiscal year ended June 30, 2012.

Equipment Financing

The Company has no existing equipment financing arrangements.

Pricing

The Company believes that it maintains competitive pricing for its products. As a commodity, prices of milk powders depend on the supply availability and whether the buyers are long or short in products. Prices of functional milk powders and value added milk powders, such as enriched vitamins milk powders, are less subject to volatility, however they generally follow the same upward or downward trend.

When the dairy market is not volatile, the Company bases its pricing by adding a markup on the cost of the product. However, when the dairy market starts to be highly volatile, the Company would follow the price of milk powders set by competitors, and when possible would offer a more competitive price.

The Company can provide credit terms to its customers such as Letter of Credit (L/C) or Documents Against Acceptance payable at 30 or 60 days from Bill of Lading’s date, which financing costs are incurred in the pricing to the buyers.

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The Company export sales are always secured. If payment is not by Letter of credit, the Company will arrange cover of the buyer by Export Credit Insurance.

Potential Revenue

The Company expects to earn potential revenue from sales of its dairy based products, as it continues to commercialize its products.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to expand its business plan or strategy over the next two years will be jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Capital Resources

As of March 31, 2014, M-Power Industries had cash available of $273,500.

The Company’s proposed business plans over the next two years will necessitate additional capital and financing. Accordingly, the Company plans to raise some outside funding in the next one year, for the purposes of funding its business and plans.

There can be no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash on hand, the Company will be unable to implement its contemplated business plans and operations unless it obtains additional financing or otherwise is able to generate sufficient revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

To date, the Company has not suffered from a significant liquidity issue.

The Company anticipates a significant budget for sales and marketing activities as the Company expands and rolls out its products to broader market segments.

Discussion of Nine Months ended March 31, 2014 for M-Power Industries

The Company generated revenues of $17,637,225 during the nine months ended March 31, 2014, as compared to revenues of $20,010,805 for the nine months ended March 31, 2013.

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The Company had an operating income and net income during the nine months ended March 31, 2014 of $2,372,239 and $1,736,082, respectively, as compared to an operating loss and net loss of $442,977 and $850,047, respectively for the nine months ended March 31, 2013.

For the nine months ended March 31, 2014, the Company used $679,573 of cash in its operations, as compared to generating cash of $2,682,677 for the nine months ended March 31, 2013.

The Company did not incur any capital expenditures during the three months ended March 31, 2014.

Discussion of Fiscal Year ended June 30, 2013 for M-Power Industries

The Company generated revenues of $30,949,244 during the fiscal year ended June 30, 2013, as compared to revenues of $36,217,668 during the fiscal year ended June 30, 2012.

During the fiscal year ended June 30, 2013, the Company posted operating income and net income, respectively, of $7,613,685 and $5,447,026, as compared to operating income and net income of $1,274,563 and $499,953, respectively during the fiscal year ended June 30, 2012.

For the fiscal year ended June 30, 2013, the Company generated $287,941 of cash in its operations, as compared to $712,430 in the fiscal year ended June 30, 2012.

The Company did not incur any capital expenditures during the fiscal year ended June 30, 2013.

Management

The following table sets forth information regarding the members of the Company’s board of directors and its officers:

Name	Age	Position	Year Commenced

Elsa Holzgraf Esculier	38	President and CEO, Secretary, Treasurer and Director	2014
		Regional Sales Director, M-Power Food

Perry Esculier	57	CEO, M-Power Food	2014

Sam Paul Dang	41	COO and Director, M-Power Food	2014

Seet Yiew Kwong Kenneth	50	General Manager, M-Power Food	2014

Elsa Holzgraf Esculier

Ms. Elsa Holzgraf Esculier is the sole director and officer of the Company. She is also serving as the Regional Sales Director of M-Power Food Industries Pte Ltd. She has held this position since 2012. Previously, from 2009 to 2011, she was a Marketing Director of the company. Prior to that, she was a Country Manager in Vietnam for the entity. She holds a Master in Marketing and Entrepreneurship degree from ESA3 in Paris, France.

Perry Esculier

Mr. Perry Esculier is the founder and main shareholder of the M-Power Food, as well as the Managing Director and CEO of the entity. Mr. Esculier was educated in France, and after a successful career in the field of electronics in that country, he migrated to Asia. He began his business in 1989 in Vietnam by trading in agricultural commodities and telecommunication equipment. He was then the exclusive distributor for a number of international leading manufacturers in this field, such as Alcatel Alsthom from France (now Alcatel Lucent) and NEC from Japan. In the mid 90’s, he became very involved in infrastructure project investments and set up M-Power Development Pte Ltd in Singapore for this purpose. The company kept trading in food commodities and quickly focused on dairy ingredients leading to the set-up of M-Power Food Industries Pte Ltd in 2001. Mr. Esculier has vast experience in international trade, project financing and corporate financing and has also developed extensive expertise in the formulation of milk based ingredients.

Sam Paul Dang

Mr. Sam Paul Dang is the COO of M-Power Food. In his role, he oversees corporate financing and purchasing, sales, marketing, product development and company strategy. Mr. Sam Paul Dang has been with the Company from its set up and worked with Mr. Esculier before then. Mr. Dang has more than 20 years’ experience in international trade and holds a Bachelor of Arts from France in international trade. Mr. Dang received his Bachelor of Technology in International Trade at Gérard de Nerval University in 1993. During the past five years, Mr. Dang has been acting as a Vice Managing Director for the Company involved in the management of the Company. Earlier, he successively occupied the positions of Director of sales and Director of procurement.

Seet Yiew Kwong Kenneth

Mr. Seet Yiew Kwong Kenneth is the General Manager of M-Power Food Industries Pte Ltd. He provides general management and is widely involved in all aspects of the company, including formulation, production, quality control and logistics. He possesses a Certificate in Custom Relations/Public Relations, Certificate in Purchasing Management, an Advanced Diploma in Food Science & Technology and a Diploma in Chemical Process Technology.

11

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

From time to time, the Company is involved in legal proceedings arising in the ordinary course of its business. The Company is currently not a party to any pending legal proceedings and no such actions by, or to the best of its knowledge, against the Company have been threatened at present.

Anticipated Officer and Director Remuneration

The Company pays reduced levels of compensation to its director at present. The Company intends to pay regular, competitive annual salaries to all its officers and directors and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches greater profitability, experiences larger and more sustained positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering additional cash and non-cash compensation to officers and directors. In addition, the Company anticipates that its officers and directors will be provided with additional fringe benefits and perquisites at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion. In addition, the Company may plan to offer 401(k) matching funds as a retirement benefit at a later time.

Certain Relationships and Related Transactions

James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation which owns 50,000 shares of the Company's common stock. Tiber Creek is entitled to receive consulting fees of $100,000 from the Company and also holds shares of common stock in the Company. Tiber Creek and its affiliate, MB Americus LLC, a California limited liability company, each currently hold 50,000 shares in the Company.

James Cassidy and James McKillop, who is the sole officer and owner of MB Americus, LLC, were both formerly officers and directors of the Company. As the organizers and developers of Plum Run, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Acquisition. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the registration statement for the Company.

Mr. Perry Esculier is the legal and beneficial owner of 450 (representing 45%) of the 1,000 shares in M-Power Investments Pte Limited and in turn, was the legal and beneficial owner of 90,000,000 (representing 45%) of the shares in M-Power Food Industries Private Limited prior to the Acquisition. M-Power Investments Pte Limited now owns 50,000,000 shares in the Company.

Sam Paul Dang is the legal and beneficial owner of 60 (representing 6%) of the 1,000 shares in M-Power Investments Pte Limited and in turn, was the legal and beneficial owner of 12,000,000 (representing 6%) of the Shares in M-Power Food Industries Private Limited prior to the Acquisition. M-Power Investments Pte Limited now owns 50,000,000 shares in the Company.

Elsa Esculier is the legal and beneficial owner of 40 (representing 4%) of the 1,000 shares in the M-Power Investments Pte Limited and in turn, was the legal and beneficial owner of 8,000,000 (representing 4%) of the Shares in M-Power Food Industries Private Limited prior to the Acquisition. M-Power Investments Pte Limited now owns 50,000,000 shares in the Company.

Ms. Elsa Holzgraf Esculier is the daughter of Mr. Perry Holzgraf Esculier.

Mr. Perry Holzgraf Esculier is a director and/or shareholder of several other related companies to the Company:

-M-Power Investments Pte Ltd, based in Singapore

-M-Power Development Pte Ltd, based in Singapore

-M-Power Investments Limited, based in the British Virgin Islands

-MPA Utilities Pte Ltd, based in Singapore

-M-Power (HK) Limited, based in Hong Kong

12

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the date of this regarding the beneficial ownership of the Company’s common stock by each of the Company’s executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

		Number of Shares of
Name	Position	Common Stock	Percent of Class (1)

Elsa Esculier	Company President and Director	50,010,000 (4)	97%

Perry Esculier	CEO of M-Power Food	51,000,000 (2)	99%

Sam Paul Dang	COO of M-Power Food	50,010,000 (3)	97%

Lum Yoke Wah	5% shareholder	50,010,000 (5)	97%

Total owned by officers and directors		51,020,000	97%

* Less than 1%

(1) Based upon 51,700,000 shares outstanding as of the date of this prospectus.

(2) Includes 50,000,000 shares held by M-Power Investments Pte Limited, a Singapore entity, which were issued in the Acquisition. Mr. Esculier is the owner of 45% of the outstanding shares of M-Power Investments Pte Limited.

(3) Includes 50,000,000 shares held by M-Power Investments Pte Limited, a Singapore entity, which were issued in the Acquisition. Mr. Dang is the owner of 6% of the outstanding shares of M-Power Investments Pte Limited.

(4) Includes 50,000,000 shares held by M-Power Investments Pte Limited, a Singapore entity, which were issued in the Acquisition. Ms. Esculier is the owner of 4% of the outstanding shares of M-Power Investments Pte Limited.

(5) Includes 50,000,000 shares held by M-Power Investments Pte Limited, a Singapore entity, which were issued in the Acquisition. Ms. Lum is the owner of 45% of the outstanding shares of M-Power Investments Pte Limited.

Risks and Uncertainties facing the Company

The Company has a mixed record of earning revenues, and the Company may experience losses in the near term. The Company needs to maintain a steady operating structure, ensuring that expenses are contained such that profits are consistently achieved. In order to expand the Company’s business, the Company would likely require additional financing. As an early-stage company, management of the Company must continually develop and refine its strategies and goals in order to execute the business plan of the Company on a broad scale and expand the business.

One of the biggest challenges facing the Company will be in securing adequate capital to continue to expand its business and build a larger scale and more efficient set of operations. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. The Company must keep its expenses and the costs of employees at a minimum in order to generate a profit from the revenues that it receives. Third, in order to expand, the Company will need to continue implementing effective sales, marketing and distribution strategies to reach the intended end customers. The Company has devised its initial sales, marketing and advertising strategies, however, the Company will need to continue refinement of these strategies and also skillfully implement these plans in order to achieve ongoing and long-term success in its business. Fourth, the Company must continuously identify, attract, solicit and manage employee talent, which requires the Company to consistently recruit, incent and monitor various employees.

Due to financial constraints and the early stage of the Company’s life, the Company has to date conducted limited advertising and marketing to reach customers. In addition, the Company has not yet located the sources of funding to develop the Company on a broader scale through acquisitions or other major partnerships. If the Company were unable to locate such financing and/or later develop strong and reliable sources of potential customers and a means to efficiently reach buyers and customers, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan.

13

Risk Factors

There can be no assurance that the Company’s products will continue to meet market acceptance.

There is no assurance that the Company’s products or solutions will continue to meet with market acceptance. Moreover, there is no assurance that these products and solutions will continue to have any competitive advantages. There can be no guarantee that the Company will not lose business to its existing or potential new competitors.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need strong third party relationships and partnerships in order to develop and grow its business. The Company will be substantially dependent on these strategic partners and third party relationships.

The Company expects to incur additional expenses and may ultimately not remain profitable.

The Company is an early-stage company and has a limited history of its operations. The Company will need to continue generating revenue in order to maintain sustained profitability. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may have difficulty in generating revenues or remaining profitable.

The Company’s officers and five percent shareholders beneficially own a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

The officers and five percent shareholders of the Company currently beneficially own more than a majority of the Company’s outstanding common stock. As such, they control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company does not have any independent directors.

All of the directors of the Company are executive officers and/or employees of the Company. As such, the Company does not have any independent oversight or administration of its management and operations. The Company’s decision-making may suffer from the lack of an independent set of directors, since only officers and employees of the Company will make all important decisions regarding the Company.

The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services could impede, its ability to develop its objectives, and as such would negatively impact the Company's possible overall development.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Product liability claims or product recalls could adversely affect business reputation and expose the Company to increased scrutiny by federal and state regulators.

Although the Company operates as a food establishment licensed by the Agri-Food & Veterinary Authority of Singapore in accordance with the Sale of Food Regulations (“Food Establishments Regulations”) and received ISO 22000:2005 certification by the Certification Body of TUV SUD PSB Pte Ltd Singapore, there can be no assurance against product liability claims. The sale of food products for human consumption involves the risk of injury to consumers. Such hazards could result from: tampering by unauthorized third parties; product contamination (such as listeria, e. coli. and salmonella) or spoilage; the presence of foreign objects, substances, chemicals, and other agents; residues introduced during the growing, storage, handling or transportation phases; or improperly formulated products.

14

Some of the products the Company sells are produced for by third parties, or contain inputs manufactured by third parties, and such third parties may not have adequate quality control standards to assure that such products are not adulterated, misbranded, contaminated or otherwise defective. The Company may be subject to claims made by consumers as a result of products manufactured by these third parties.

Consumption of the Company’s products may cause serious health-related illnesses and may subject the Company to claims or lawsuits relating to such matters. Even an inadvertent shipment of adulterated products is a violation of law and may lead to an increased risk of exposure to product liability claims, product recalls and increased scrutiny by government regulatory agencies. Such claims or liabilities may not be covered by insurance or by any rights of indemnity or contribution which the Company may have against others in the case of products which are produced by third parties. Furthermore, even an unsuccessful product liability claim, could cause negative publicity, which could have a material adverse effect on the Company’s reputation and brand image.

The Company may face significant competition from companies that serve its industries.

The Company operates in a highly competitive industry. Some of the Company’s potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company possesses. These advantages may enable such competitors to respond more quickly to new or emerging trends and changes in customer preferences. These advantages may also allow them to engage in more extensive market research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. Increased competition as to any of the Company’s products could result in reduced prices, which would reduce the Company’s sales and margins.

Sectors of the dairy industry are highly fragmented, with the bulk of the industry consisting of national and regional competitors. However, consolidation among food retailers is leading to increased competition for fewer customers. If the Company is unable to meet its customers' needs, the Company may lose major customers, which could adversely affect its business and financial condition.

The Company’s business may be adversely affected by its dependence upon its suppliers.

The Company relies on a limited number of suppliers for the dairy ingredients and other food products used in its products. In the event the Company is unable to purchase its dairy ingredients or other required food products on favorable terms from these suppliers, the Company may be unable to find suitable alternatives to meet its product needs. Without suitable alternatives, the Company’s could suffer material adverse effects.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s products over the longer term. The Company has conducted no marketing studies regarding whether its business would continue to be marketable. No assurances can be given that upon marketing, sufficient customer markets and business segments can be developed to sustain the Company's operations on a continued basis.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has not applied for intellectual property or trade secret protection in any aspects of its business. Currently, the Company has no plans to obtain patents, copyright, trademarks and/or service marks on any of its products, solutions or services. There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

15

The Company is subject to the potential factors of market and customer changes that could adversely affect the Company.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change. Although the Company intends to continue to develop and improve its products to meet changing customer needs of the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts. The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements by adapting and improving the features and functions of its services. In the Company’s industry, failure by a business to adapt to the changing needs and demands of customers is likely to render the business obsolete.

ITEM 3.02 Unregistered Sales of Equity Securities

Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1) On July 9, 2013, 10,000,000 shares of common stock were issued to Tiber Creek Corporation for total consideration paid of $1,000.00. Subsequently, on March 30, 2014, the Company redeemed an aggregate of 9,950,000 of these shares for the redemption price of $995.00

On July 9, 2013, 10,000,000 shares of common stock were issued to MB Americus, LLC for total consideration paid of $1,000.00. Subsequently, on March 30, 2014, the Company redeemed an aggregate of 9,950,000 of these shares for the redemption price of $995.00

(2) On March 13, 2014, 1,000,000 shares of common stock were issued by the Company to Perry Holzgraf Esculier pursuant to a change of control in the Company.

(3) During 2014, the Company issued a total of 600,000 shares of common stock, as follows:

Shareholder Name	Number of Shares	Consideration

Beh Lee Keong	10,000	$100.00
Cai Ronghe	10,000	$100.00
Chai Soo Foon	10,000	$100.00
Chen Kaixin	10,000	$100.00
Cheng Yoke Sing	10,000	$100.00
Chia Mui Cheng, Janie	10,000	$100.00
Chien Sook Han, Jenny	10,000	$100.00
Chua Chye Guan, Andrew	10,000	$100.00
Chua Kian Meng	10,000	$100.00
Chua Pei Ling, Shireen	10,000	$100.00
Chua Yi Ling, Genieve	10,000	$100.00
Chua Yinglin	10,000	$100.00
Dang Paul Sam	10,000	$100.00
Eaw Kok Hin	10,000	$100.00
Esculier Elsa Holzgraf	10,000	$100.00
Esculier Eric Holzgraf	10,000	$100.00
Esculier Peter Holzgraf	10,000	$100.00
Fancy Ho	10,000	$100.00
Fong Kwok Shiung	10,000	$100.00
Goh Swee Khiang	10,000	$100.00

16

Hoon Hui Min, Irene	10,000	$100.00
Hoon Hui Shan, Pauline	10,000	$100.00
Julianti Ng	10,000	$100.00
Khoo Kim Piow, Andrew	10,000	$100.00
Lai Yap	10,000	$100.00
Lau Chia Ming, Justin	10,000	$100.00
Lee Ah Chai	10,000	$100.00
Lee Annie	10,000	$100.00
Lee Kon How	10,000	$100.00
Lim Cheah Cheng	10,000	$100.00
Lim Da Chin	10,000	$100.00
Loganathan Dhanasekaran	10,000	$100.00
Lum Yoke Wah	10,000	$100.00
Mak Lee Ling	10,000	$100.00
Ng Beng Soon	10,000	$100.00
Ng Lai Hwa	10,000	$100.00
Ng Lai Soon	10,000	$100.00
Ng Lai Yong	10,000	$100.00
Ng Siew Lin, Celine	10,000	$100.00
Ng Sin Hock, Donovan	10,000	$100.00
Ng Soo Cheng	10,000	$100.00
Ng Soo Keow, Jennie	10,000	$100.00
Ng Soo Kiang	10,000	$100.00
Ng Yun Suan, Melissa	10,000	$100.00
Norlizuana Binte Abdul Rahim	10,000	$100.00
Pok Chgan Heng	10,000	$100.00
Seet Lye Ping	10,000	$100.00
Seet Lye Ying	10,000	$100.00
Seet Yiew Chong	10,000	$100.00
Seet Yiew Kwong	10,000	$100.00
Sim Chng Yong	10,000	$100.00
Siti Aminah Binte Azman	10,000	$100.00
Takenaka Atsuko	10,000	$100.00
Tan Hwee Kheng	10,000	$100.00
Tan Kim Chaun Matthew	10,000	$100.00
Tan Sin Cheng	10,000	$100.00
Toh Geok Lan	10,000	$100.00
Wee Tiong Chuan	10,000	$100.00
Yeo Toon Howe	10,000	$100.00
Zhao Liping	10,000	$100.00

(4) On August 12, 2014, the Company issued 50,000,000 shares of common stock in connection with the Acquisition, as follows:

Shareholder Name	Number of Shares

M-Power Investments Pte Limited	50,000,000

ITEM 5.06 Change in Shell Company Status

The Company has acquired M-Power Food Industries Private Limited, which has a defined business plan. Accordingly, the Company has commenced operations.

ITEM 9.01 Financial Statements and Exhibits

The audited financial statements of M-Power Food Industries Private Limited, including balance sheets as of June 30, 2013 and June 30, 2012, and the related statements of operations, changes in equity (deficit), and cash flows for the fiscal years ended June 30, 2013 and June 30, 2012, respectively, are included herewith.

17

The unaudited financial statements of M-Power Food Industries Private Limited, including balance sheet as of March 31, 2014, and the related statements of operations, changes in equity (deficit), and cash flows for the nine months ended March 31, 2014, is included herewith.

Exhibits

2.1	Agreement and Plan of Reorganization

18

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NATURAL RESOURCES CORPORATION

Date: August 12, 2014	/s/ Elsa Holzgraf Esculier
President

19

FINANCIAL STATEMENTS

M-POWER FOOD INDUSTRIES PTE. LTD.

Financial Statements

As of March 31, 2014 and June 30, 2013 and for the Nine Months Ended March 31, 2014, and 2013, and as of and the Years Ended June 30, 2013 and June 30, 2012

38

M-Power Food Industries Pte. Ltd.

As of March 31, 2014 and June 30, 2013 and for the Nine Months Ended March 31, 2014, and 2013, and as of and the Years Ended June 30, 2013 and June 30, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

of M-Power Food Industries Pte. Ltd.

76 Playfair Road, #03-06
Singapore, 367996

We have audited the accompanying balance sheets of M-Power Food Industries Pte. Ltd. (the “Company”) as of June 30, 2013 and 2012, and the related statements of operations, comprehensive income, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2013 and June 30, 2012 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Anton & Chia, LLP

Newport Beach, California

August 12, 2014

F-1

M-POWER FOOD INDUSTRIES PTE. LTD.

BALANCE SHEETS

	March 31,	June 30,	June 30,
	2014	2013	2012
	(Unaudited)
ASSETS
Current assets
Cash	$273,500	$886,808	$90,299
Trade receivables, net	12,347,029	10,593,432	1,538,196
Inventory	3,231,958	2,297,335	8,370,100
Due from related parties	-	-	917,009
Total current assets	15,852,487	13,777,575	10,915,604

Other assets
Deposits	68,210	58,334	99,728
Prepaid assets	27,427	63,048	-
Other receivables	-	3,354	3,932
Total other assets	95,637	124,735	103,660
Property, Plant and Equipment, net	1,839,869	1,901,956	2,363,596
Total assets	$17,787,993	$15,804,266	$13,382,860

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Bank overdraft	$-	$-	$243,450
Current portion of debt	4,392,905	5,726,946	3,954,864
Trade payables	1,005,774	103,323	2,625,237
Accrued expenses	-	155,444	164,043
Due to related parties	211,656	491,254	953,400
Deposits payable	75,292	362,006	383,205
Current portion of capital lease obligations	98,557	107,651	119,193
Provision for income taxes	505,675	630,677	409,863
Total current liabilities	6,289,859	7,577,301	8,853,255

Non-current liabilities

Debt, net of current portion	3,418,262	1,940,516	2,837,283
Capital lease obligations, net of current portion	-	76,717	181,866
Deferred income taxes liabilities	115,930	102,538	195,200
Total Non-current liabilities	3,534,192	2,119,771	3,214,349
Total liabilities	9,824,051	9,697,072	12,067,604

Stockholders' equity
Common Stock, $0.01 par value, 200,000,000 shares authorized 200,000,000 shares issued and outstanding as of March 31, 2014, June 30, 2013, and June 30, 2012	1,590,837	1,590,837	1,590,837
Retained earnings (Accumulated deficit)	6,270,576	4,534,494	(264,050)
Accumulated other comprehensive income (loss)	102,529	(18,137)	(11,531)

Total stockholders' equity	7,963,942	6,107,194	1,315,256

Total liabilities and stockholders' equity	$17,787,993	$15,804,266	$13,382,860

The accompanying notes are an integral part of these financial statements

F-2

M-POWER FOOD INDUSTRIES PTE. LTD.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended March 31,	For the Nine Months Ended March 31,	For the Year Ended June 30,	For the Year Ended June 30,
	2014	2013	2013	2012
	(unaudited)	(unaudited)
Revenues
Sales of goods	$17,637,225	$20,010,805	$20,533,749	$36,217,668
Sales of services	-	-	10,415,495	-

Total revenues	17,637,225	20,010,805	30,949,244	36,217,668

Cost of revenues	(14,323,776)	(19,471,484)	(22,842,311)	(33,731,927)

Gross Profit	3,313,449	539,321	8,106,933	2,485,741

Operating Expenses
General and administrative	941,210	982,298	493,248	1,211,178
Total operating expenses	941,210	982,298	493,248	1,211,178

Operating income	2,372,239	(442,977)	7,613,685	1,274,563

Other expense	(265,354)	(407,070)	(1,657,059)	(344,226)

Income before income taxes	2,106,885	(850,047)	5,956,626	930,337

Provision for income taxes	370,803	-	509,600	430,384

Net income	$1,736,082	$(850,047)	$5,447,026	$499,953

Net loss per share of common stock:
Basic & diluted	$0.01	$(0.00)	$0.03	$0.00

Weighted average number of shares outstanding - basic & diluted	200,000,000	200,000,000	200,000,000	200,000,000

The accompanying notes are an integral part of these financial statements

F-3

M-POWER FOOD INDUSTRIES PTE. LTD.

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	For the Nine Months Ended March 31,	For the Nine Months Ended March 31,	For the Year Ended June 30,	For the Year Ended June 30,
	2014	2013	2013	2012
	(Unaudited)	(Unaudited)
Net income (loss)	$1,736,082	$(850,047)	$5,447,026	$499,953

Other Comprehensive Income (loss)
Foreign currency translation adjustment	120,666	143,694	(6,606)	(387,024)
Comprehensive income (loss)	$1,856,748	$(706,353)	$5,440,420	$112,929

The accompanying notes are an integral part of these financial statements

F-4

M-POWER FOOD INDUSTRIES PTE LTD

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE NINE MONTHS ENDED MARCH 31, 2014 AND FOR THE YEARS ENDED JUNE 30, 2013 AND 2012

			Retained	Accumulated
	Common Stock		Earning	Other
			(Accumulated	Comprehensive
	Shares	Amount	Decifit)	Income	Total
Balance, June 30, 2011 (Audited)	150,000,000	$1,197,592	$(3,267)	$375,493	$1,569,818
Conversion of retained earnings to capital contribution at par	30,000,000	235,947	(235,947)	-	-
Issuance of common stock at par	20,000,000	157,298	-	-	157,298
Dividends paid	-	-	(524,789)	-	(524,789)
Net income, June 30, 2012	-	-	499,953	-	499,953
Foreign currency translation adjustment, June 30, 2012	-	-	-	(387,024)	(387,024)
Balance, June 30, 2012 (Audited)	200,000,000	1,590,837	(264,050)	(11,531)	1,315,256

Dividends paid	-	-	(648,482)	-	(648,482)
Net income, June 30, 2013	-	-	5,447,026	-	5,447,026
Foreign currency translation adjustment, June 30, 2013	-	-	-	(6,606)	(6,606)
Balance, June 30, 2013 (Audited)	200,000,000	1,590,837	4,534,494	(18,137)	6,107,194

Net income, March 31, 2014	-	-	1,736,082	-	1,736,082
Foreign currency translation adjustment, March 31, 2014	-	-	-	120,666	120,666
Balance, March 31, 2014 (Unaudited)	200,000,000	$1,590,837	$6,270,576	$102,529	$7,963,942

The accompanying notes are an integral part of these financial statements

F-5

M-POWER FOOD INDUSTRIES PTE. LTD.

STATEMENTS OF CASH FLOWS

	For the Nine Month Ended March 31,2014	For the Nine Month Ended March 31,2013	For the Year Ended June 30, 2013	For the Year Ended June 30, 2012
	(Unaudited)	(Unaudited)
Operating Activities:
Net Income	$1,736,082	$(850,047)	$5,447,026	$499,953
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation	142,070	140,570	187,425	179,967
Provision of doubtful debts	-	-	(65,833)	-
Deferred income taxes	13,392	(34,719)	(92,662)	92,288
Loss on disposal	-	-	21,748	-
Changes in operating assets and liabilities:
Trade receivables	(1,753,597)	(3,369,667)	(8,989,402)	3,415,606
Prepaid assets	35,621	(42,859)	(63,048)	2,173
Inventory	(934,623)	7,701,366	6,072,765	(2,344,749)
Due from related parties	-	(123,231)	520,994	(616,821)
Deposits and other current assets	(6,523)	(41,051)	41,973	310,008
Trade payable and accrued expenses	622,005	(1,000,079)	(2,309,699)	(1,318,631)
Due to related parties	(247,288)	124,299	(462,146)	887,672
Deposits payables	(286,712)	178,095	(21,200)	(395,036)
Net cash provided by (used in) operating activities	(679,573)	2,682,677	287,941	712,430

Investing Activities:
Purchases of property, plant and equipment	(17,328)	-	-	(160,124)
Net cash used in investing activities	(17,328)	-	-	(160,124)

Financing Activities:
Cash advance from bank	-	-	-	243,450
Repayment for cash advance from bank	-	(50,474)	(243,450)	-
Proceeds from issuance of common stock	-	-	-	157,298
Proceeds from debt	13,329,884	748,503	2,179,433	28,613,670
Repayments on debt	(13,281,146)	(3,396,996)	(1,304,118)	(29,618,267)
Payments on capital lease	(85,811)	(83,613)	(116,691)	(53,639)
Net cash provided by (used in) financing activities	(37,073)	(2,782,580)	515,174	(657,488)

Effects of exchange rate changes on cash	120,666	143,694	(6,606)	(387,024)
Net change in cash	(613,308)	43,791	796,509	(492,206)

Cash at the beginning of period	886,808	90,299	90,299	582,505

Cash at the end of period	$273,500	$134,090	$886,808	$90,299

Supplemental disclosures of cash flow Information:
Cash paid for interest	$482,414	$7,605	$362,415	$8,082
Cash paPid for taxes	$103,293	$322,026	$120,354	$89,705

Supplemental non-cash investing and financing activities:
Disposal of property to related party	$-	$-	$314,135	$-
Non-cash dividend	$-	$-	$648,482	$524,789

The accompanying notes are an integral part of these financial statements

F-6

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Note 1 - Description of business and summary of significant accounting policies

Description of business

M-Power Food Industries Pte. Ltd. (we, us, our, or the "Company") was incorporated under the laws of the Republic of Singapore under the Companies Act as a private limited company. The principal activities of the Company are to carry on the business of production and wholesale distribution of dairy milk powder products. During the year ended June 30, 2013, we also provided a one-time technical support services and know-how for the production of dairy products.

The Company is domiciled in the Republic of Singapore and our registered address is 76 Playfair Road #03-06, Singapore 367996. The Company is a wholly owned subsidiary of M-Power Investment Pte. Ltd., a company incorporated in Singapore, which is also the ultimate holding company.

Basis of Presentation

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of our financial statements requires us to make estimates and assumptions that affect, among other areas, the reported amounts of trade receivable reserves and inventory reserves, impairment of long-lived assets, and recoverability of deferred tax assets. These estimates and assumptions also impact revenues, expenses and the disclosures in our financial statements and accompanying notes. Although these estimates are based on our knowledge of current events and actions we may undertake in the future, actual results may ultimately differ from these estimates and assumptions. All amounts are presented in U.S. dollars, unless otherwise noted.

Changes in fiscal year

On January 3, 2013, the Board of Directors of M-Power Food Industries PTE. LTD. (“the Company”) approved a change in the fiscal year end from a calendar year ending on March 31 to a calendar year ending June 30, effective beginning with fiscal year 2013. The change will impact the prior year comparability of each of the fiscal quarters and annual period in 2014 in future filings. The Company believes this change will provide numerous benefits, including aligning its reporting periods to be more consistent with peer restaurant companies and improving comparability between periods by removing the trading day effect on Restaurant sales and operating margins.

Summary of significant accounting policies

Cash and cash equivalents – We classify as cash equivalents time deposits and other investments that are highly liquid and have maturities of three months or less at the date of purchase. The Company has no cash equivalents as of March 31, 2014, June 30, 2103, and June 30, 2012.

Trade Receivables – We record trade receivable at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts, to reflect any anticipated loss and is charged to the provision for doubtful accounts, included in other operating expenses in the statements of operations. We calculate this allowance based on our history of write-offs, the level of past-due accounts based on the contractual terms of the receivables, and our relationships with, and the economic status of, our customers. The Company recognized provision of doubtful debts of $65,833 for the fiscal year ended 6/30/2013.

We have a diversified, international customer base. We control credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. Credit risk with respect to receivables is concentrated in the food industry sector. The Company’s major customer, a company incorporated in Hong Kong, accounts for $10,281,168, $10,43,584, and $0 of the trade receivables carrying amount as of March 31, 2014, June 30, 2013, and June 30, 2012, respectively.

F-7

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Concentration of Credit Risk – During the nine months ended March 31, 2014 and nine months ended March 31, 2013 approximately 67% and 60% of the Company’s revenues were from three major customers, which constituted $11,871,418 and $12,655,780 of the Company’s revenues. As of the year ended June 30, 2013 and June 30, 2012 approximately 67% and 80% of the Company’s revenues were from three major customer and four major customers, which constituted $23,030,155 and $29,190,296 of the Company’s Revenues. As of nine months ended March 31, 2014, the accounts receivable of these three customers were $2,070,000. As of the year ended June 30, 2013 the accounts receivable of these three customers were $11,389,373. As of the year ended June 30, 2012, the accounts receivable of these four customers were $ 1,938,133.

During the nine months ended March 31, 2014 and the nine months ended March 31, 2013 approximately 81% and 65% of the Company’s purchases included in cost of sales were from two and one major suppliers, which constituted $11,114,429 and $3,681,407 of the Company’s total purchases included in cost of sales. As of the years ended June 30, 2013 and June 30, 2012 approximately 80% and 59% of the Company’s purchases included in cost of sales were from two major suppliers and three major suppliers, which constituted $11,326,220 and $29,190,296 of the Company’s purchases included in cost of sales. As of nine months ended March 31, 2014, the accounts receivable of these three customers were $163,900. As of the year ended June 30, 2013 the accounts receivable of these three customers were $738,243. As of the year ended June 30, 2012, the amount owed to these three suppliers was $ 284,321.

Inventory – Inventory, consisting of raw materials, is stated at the lower of cost, using the first-in, first-out method (“FIFO”) to determine cost, or market. If the cost of the inventory exceeds market value, provisions are made currently for the difference between the cost and the market value. We monitor inventory cost compared to selling price in order to determine if a lower of cost or market reserve is necessary.

Property, plant and equipment – Property, plant and equipment are stated at cost. Repair and maintenance costs that do not improve service potential or extend economic life are expensed as incurred. Depreciation is recorded using the straight-line method over the estimated useful lives of our assets, which are reviewed periodically. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements. Capital lease are depreciated over the shorter of the lease term or the estimated useful life of the improvements.

Long lived assets impairment – We assess the recoverability of the carrying value of long-lived assets whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. We have the option of performing a qualitative assessment when assessing recoverability. We may also evaluate the recoverability of such assets based upon estimates of the undiscounted cash flows from such assets. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss would be recognized for the difference between the fair value and the carrying amount. We did not recur any impairment charges during the periods presented.

Income taxes – We recognize deferred income tax assets and liabilities for the expected future tax consequences of temporary differences between the income tax and financial reporting carrying amount of our assets and liabilities. We monitor our deferred tax assets and evaluate the need for a valuation allowance based on the estimate of the amount of such deferred tax assets that we believe do not meet the more-likely-than-not recognition criteria. We follow guidelines in each tax jurisdiction regarding the recoverability of any tax assets recorded on the balance sheets and provide necessary valuation allowances as required. We review our deferred tax assets for recoverability based on historical taxable income, projected future taxable income, the expected timing of the reversals of existing temporary differences and tax planning strategies. We also evaluate whether we have any uncertain tax positions and would record a reserve if we believe it is more-likely-than-not our position would not prevail with the applicable tax authorities. Penalties and interest, if any, are included in other expense on the statements of operations. Deferred tax assets and liabilities may be netted by jurisdiction, typically domestic and foreign, within the current and long-term classifications on the balance sheets.

Revenue recognition – According to ASC605, the Company recognizes revenue when persuasive evidence of an arrangement exists, the service is performed or delivery has occurred, the price is fixed or determinable, and collectability is probable.

F-8

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

For product shipped directly from the Company’s warehouse or manufactured by the Company in Singapore and then shipped to domestic customer, revenue is recognized at time of shipment as it is determined that ownership has passed to the customer at shipment and revenue is recognized. Amount billed to customers for freight and shipping is classified as revenue.

For product shipped directly from the Company’s warehouse or manufactured by the Company in Singapore and then shipped to over sea customer, the shipping term is FOB Port of Origin. Revenue is recognized at time of delivery to the Company’s freight forwarder in Singapore, when the proper bills-of-lading have been signed by the customer’s agent and ownership passed to the customer.

Most of the orders from customer are custom made since each different customer required different mix or formula. Therefore, the Company requires the customer to issue its signed purchase order with documentation identifying the specifics of the product to be manufactured. Revenue is recognized at the same timeframe as mentioned above.

For domestic customer, if the customer cancels the purchase order after the manufacturing process has begun, the Company invoices the customer for any manufacturing costs incurred and revenue is recognized. Orders canceled after delivery has occurred are fully invoiced to the customer and revenue is recognized, provided all other revenue recognition criteria are met.

For over sea customer, the Company will check customer’s credit risk through export credit insurance and insure products through export credit insurance. If the over sea customer cancelled the order during the manufacturing process, the Company will claim the export credit insurance. The Company will also claim the export credit insurance if the finished goods was rejected after time of shipment.

Foreign currency translation – The Company’s reporting currency is the U.S. dollar. The Company’s functional currency is the local currency in the Singapore, the Singapore Dollar (SGD). The financial statements of the Company are translated into United States dollars in accordance with ASC 830, FOREIGN CURRENCY MATTERS, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. For the nine months ended March 31, 2014 and for the years ended June 30, 2013 and June 30, 2012, the cumulative translation adjustment of $102,529, $(18,137) and $(11,531), respectively, was classified as an item accumulated of other comprehensive income in the stockholders’ equity (deficit) section of the balance sheets. For the nine months ended March 31, 2014 and for the years ended June 30, 2013 and June 30, 2012, the foreign currency translation adjustment to accumulated other comprehensive income (deficit) was $102,529, $(18,137) and $(11,531), respectively.

Comprehensive loss – Comprehensive loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, Accounting Standards Codification (ASC) 220, Comprehensive Income, requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For the years presented, the Company’s comprehensive income (loss) includes net income (loss) and foreign currency translation adjustments and is presented in the consolidated statements of comprehensive loss. We had translation adjustment to other comprehensive income (deficit) of $120,666, $ (6,606) and $ (387,024) for the periods ended March 31, 2014, June 30, 2013, and June 30, 2012, respectively.

Earnings per share – We calculate basic earnings per share by dividing our net income by the weighted average number of common shares outstanding for the period, without considering common stock equivalents. Diluted EPS is computed by dividing net income by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants. Options and warrants are only included in the calculation of diluted EPS when their effect is not anti-dilutive. The Company had no dilutive securities as of and for the nine months ended March 31, 2014 and as of and for the years ended June 30, 2013 and June 30, 2012. As of and for the nine months ended March 31, 2014 and as of and for the years ended June 30, 2013 and June 30, 2012 basic earnings per share was $.01, $.03, and $0, respectively.

F-9

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Recently issued accounting pronouncements

During the periods ended March 31, 2014, June 30, 2013 and June 30, 2012, there were several new accounting pronouncements issued by the Financial Accounting Standards Board (FASB). Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or operating results. The Company will monitor these emerging issues to assess any potential future impact on its financial statements.

Note 2 – Accounts receivables

Accounts receivable consisted of the following as of and for the nine months ended March 31, 2014 and as of and for the years ended June 30, 2013, and June 30, 2012:

	March 31, 2014	June 30, 2013	June 30, 2012
	(Unaudited)
Accounts receivable	$12,347,029	$10,659,265	$1,538,196
Less: allowance for doubtful accounts	-	(65,833)
Total accounts receivable	$12,347,029	$10,593,432	$1,538,196

Note 3 – Inventories

Inventories consisted of the following as of and for the nine months ended March 31, 2014 and as of and for the years ended June 30, 2013, and June 30, 2012:

	March 31, 2014	June 30, 2013	June 30, 2012
	(Unaudited)
Finished goods	$1,420,704	$659,455	$2,142,583
Raw materials	1,811,254	1,637,880	6,227,517
Total inventories	$3,231,958	$2,297,335	$8,370,100

Note 4 – Financial instruments

The carrying amounts of our financial instruments, including cash, trade receivables, trade payable, and accrued expenses approximate fair value due to the short-term nature of these instruments or their stated rates approximating market rates. Our debt carries variable interest rates, which are reset monthly, or is relatively short term. Consequently, the carrying amounts of these financial instruments approximate fair value. We do not have any assets or liabilities that are measured at fair value on a recurring basis.

F-10

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Note 5 — Property, Plant and Equipment

Property, plant and equipment consist of the following:

	March 31, 2014	June 30, 2013	June 30, 2012	Useful Life (Years)
	(Unaudited)
Motor vehicles	$22,732	$22,786	$78,492	5 – 7
Plant and equipment	500,257	476,798	560,251	10 – 15
Furniture and equipment	248,911	244,357	243,152	3 – 10
Leasehold improvements	1,703,281	1,674,834	1,979,160	19
Less: accumulated depreciation	(636,312)	(516,819)	(497,459)
	$1,839,869	$1,901,956	$2,363,596

Depreciation expense for the nine months ended March 31, 2014 and 2014 was $142,070 and $142,570, respectively. For the and for the years ended June 30, 2013 and June 30, 2012, depreciation expense was $187,426 and $179,967, respectively.

Note 6 – Debt

Debt consists of the following:

	March 31, 2014	June 30, 2013	June 30, 2012
	(Unaudited)
Term loan 1	$-	$27,011	$65,658
Term loan 2	88,790	177,837	-
Term loan 3	-	162,451	267,583
Term loan 4	1,356,407	1,392,072	1,893,928
Term loan 5	303,022	337,360	-
Term loan 6	303,056	337,360	-
Term loan 7	242,192	269,609	-
Term loan 8	835,842	884,092	-
Term loan 9	288,953	319,610	-
Term loan 10	-	-	307,501
Term loan 11	-	-	734,382
Term loan 12	-	-	296,884
Term loan 13	-	-	85,114
Term loan 14	-	-	321,572
Term loan 15	-	-	321,600
Term loan 16	-	-	272,821
Trust receipts	4,392,905	3,760,060	2,225,104
Total debt	7,811,167	7,667,462	6,792,147
Less: current portion	(4,392,905)	(5,726,946)	(3,954,864)
Long-term portion of debt	$3,418,262	$1,940,516	$2,837,283

Term Loans

Term loan 1: The Company entered into a business loan of $190,000, dated as of February 5th, 2010. The loan is repayable in 48 monthly installments of $4,376. The interest rate per annum is chargeable at 5.00%. The loan was paid off at February 2014.

Term loan 2: The Company entered into a $238,815 term loan facility, dated January 7, 2013. The term loan is repayable in 24 monthly installments of $13,416. The interest rate per annum is chargeable at 7.50%.

F-11

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Term loan 3: The Company entered into a $632,311 term loan facility, dated July 16, 2010 and renewed at April 9, 2012. The interest rate is chargeable at 5.00% per annum calculated on a monthly rest basis or at such other rates as may be fixed from time to time. The loan was paid off at March 2014.

Term loan 4: The Company entered into a $2,055,011 term loan facility, dated March 2, 2010. The term loan is repayable in 15 monthly installments or in such other installments as may be specified or fixed by the bank. The interest rate is chargeable at 2.00% per annum above the bank’s Prime Lending Rate.

Term loans 5, 6, and 7: The Company entered into a three term loan facility, $369,902 each, dated August 29, 2012. All three term loans are each repayable in 36 monthly installments of $5,255 for the first 24 months and $4,199 for the final 12 months. The interest rate is fixed at 1.88% per annum for the first 12 months, 1.98% per annum for the second 12 months, and is the Singapura Lending Rate (SLR) of 3.25% for the final 12 months. These three term loans refinanced term loan 10, 12, 13, 14, and 15.

Term loan 8: The Company entered into a $918,827 term loan facility, dated August 29, 2012.The loan is repayable in 36 monthly installments of $7,770. The interest rate is fixed at 1.68% per annum for the first 12 months, 1.98% per annum for the second 12 months, and is the SLR of 3.25% for the final 12 months. This term loan refinanced term loan 11.

Term loan 9: The Company entered into a $331,963 term loan facility, dated August 29, 2012. The loan is repayable in 24 monthly installments of $4,734. The interest rate is fixed at 1.98% per annum. This term loan refinanced term loan 16.

Term loan 10, 11, and 13: The annual interest rate was 3% and 1.5%. 2.75% above cost of finance for term loan 13. These term loans were refinanced and paid off by term loan 5 to term loan 9 through to the year ended June 30, 2013.

Term loan 12: The annual interest rate was 1.98% for first year, 2.38% for second year, and 1.12% below Non-Residential Mortgage Board Rate of Singapore (“NMBR”) for the third year. This loan was paid off through to the year ended June 30, 2013

Term loan 14, 15, and 16: The annual interest rate was 1.375% above Singapore Inter Bank Offered Rate (“SIBOR”). These term loans were paid off through to the year ended June 30, 2013.

Trust Receipts

The interest rate of trust receipts per annum is chargeable at 0.50% above the interest at SBFR (local transactions) and 2.75%) above the interest of SBFR (foreign transactions).

The term loan and trust receipts are collateralized by way of:

a)	Properties of the Company;
b)	Properties of Directors;
c)	Fixed deposits of the Directors; and
d)	Joint and several guarantees by the Directors

Future contractual maturities of debt are as follows, as of June 30, 2013:

Twelve months ending June 30,
2014	$5,680,218
2015	277,335
2016	219,734
2017	226,756
2018	234,821
Thereafter	1,028,598
$7,667,462

F-12

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Interest expense of $139,912, $299,256 and $486,093 is included in finance costs in the statements of operations for the periods ended March 31, 2014, June 30, 2013, and June 2012, respectively.

Note 7 – Capital Leases

The Company has acquired assets under the provisions of long-term leases expiring through June 2016. For financial reporting purposes, minimum lease payments relating to these assets have been capitalized.

The assets under capital lease have cost and accumulated amortization as follows:

	March 31, 2014	June 30, 2013	June 30, 2012
	(Unaudited)
Motor vehicles	$79,354	$78,881	$78,492
Plant and equipment	185,421	184,315	183,406
Furniture and equipment	306,920	305,089	303,584
Less: accumulated depreciation	(252,577)	(198,018)	(126,653)
	$319,118	$370,267	$438,829

Maturities of capital lease obligations as of June 30, 2013 are as follows:

2014	$120,516
2015	72,716
2016	10,732
Total minimum lease payments	203,964
Amount representing interest	(19,596)
Present value of minimum lease payments	184,368
Less: current portion	(107,651)
$76,717

Note 8 – Stockholders’ equity

Common stock – We have authorized and issued 200,000,000 shares of Common Stock at par value of Singapore dollar $0.01, or US Dollar $0.008. The holders of the issued and outstanding shares Common Stock are entitled to one vote per share on any matter to be voted on by the stockholders of the Company and are entitled to receive any dividends declared.

As of and for the year ended June 30, 2012, the Company consummated a non-cash issuance of 30,000,000 shares of common stock from its retained earnings. The amount been converted to common stock was $235,947. The Company also issued 20,000,000 shares of common stock to its related party for $157,298 cash.

As of June 30, 2013, and June 30, 2012, the Company declared non-cash dividends to shareholders of $648,482 and $524,789, respectively. The shareholders have elected to apply those dividends to reduce related party receivables.

Note 9 - Operating leases

We lease certain office space under non-cancelable operating lease agreements. The leases typically run for a period of three years, with an option to renew the lease after that date.

Future minimum rental payments required under all leases that have remaining non-cancelable lease terms in excess of one year as of June 30, 2014 are as follows:

June 30, 2014	$243,713

F-13

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Rent expense was $192,995, $424,155, and $337,354 for the periods ended March 31, 2014, June 30, 2013, and June 30, 2012, respectively.

Note 10 – Income taxes

The domestic statutory income tax rate was approximately 17.0% in the period for the and as of nine months ended March 31, 2014 and as of and for the years ended June 30, 2013 and June 30, 2012. The reconciliation of the income tax expense from continuing operations expected based on domestic statutory income tax rates to the expense for income taxes included in the consolidated statements of operations is as follows:

	March 31, 2014	June 30, 2013	June 30, 2012
	(Unaudited)
Current tax provision	$505,675	$630,677	$409,863
Deferred tax provision	115,930	102,538	195,200
Over provision of tax from prior period	-	-	-
Allocated to Net Income	$370,803	$509,600	$430,384

The components of net deferred tax liabilities are as follows:

Long-term deferred tax liability:
Differences in depreciation for tax purposes	$115,930	$102,538	$195,200

A reconciliation of our income tax provision and the amounts computed by applying Singapore statutory rates to income before income taxes is as follows:

	March 31, 2014	June 30, 2013	June 30, 2012
	(Unaudited)
Earnings before income taxes	$2,106,884	$3,734,511	$930,337
Tax of 17% (estimated)
Effects of:
Expenses not deductible for tax purposes	66,637	271,111	229,554
Expenses not taxable for tax purposes	31,605	-	-
Tax exemption and allowances	(23,932)	(866,151)	(1,007,307)
Income tax expense for March 31, 2012	-	-	402,793
	$370,803	$533,711	$430,384
Tax rebate on net tax payable	-	24,111	-
Income tax expense	$370,803	$509,600	$430,384

Under current accounting standards, we must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. We measure the tax benefits recognized in the financial statements from such a position based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The application of income tax law is inherently complex. Laws and regulations in this area are voluminous and are often ambiguous. As such, we are required to make many subjective assumptions and judgments regarding our income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to our subjective assumptions and judgments which can materially affect amounts recognized in our balance sheets and statements of income. Our assessment of tax positions as of March 31, 2014, June 30, 2013, and June 30, 2012, determined that there were no material uncertain tax positions.

F-14

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Note 11 – Commitments and contingencies

Credit Risk – Credit risk refers to the risk that counterparty will default on its contractual obligations resulting in financial loss to the Company. The major classes of financial assets of the Company are cash and trade receivables. For trade receivables, the Company adopts the policy of dealing only with customers of appropriate credit history. The Company does not require collateral with respect to trade receivables. For other financial assets, the Company adopts the policy of dealing only with high credit quality counterparties.

For the management of credit risk, Company has purchased credit risk insurance in order to ensure the recoverability of its debts. As at the balance sheet date, approximately 90% of the trade receivables were insured. The coverage of 90% are effective as of and for the nine months period ended March 31, 2014 and as of and for the years ended June 30, 2013 and June 30, 2012.

At the balance sheet date, the Company’s maximum exposure to credit risk is represented by the carrying amount of each class of financial assets recognized in the balance sheet.

Liquidity Risk – Liquidity risk is the risk that the Company will encounter difficulty in meeting financial obligations due to shortage of funds. The Company’s exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities. The Company monitors its liquidity risk and maintains a level of cash and cash equivalents deemed adequate by management to finance the Company’s operations and to mitigate the effects of fluctuations in cash flows.

Interest Rate Risk – The Company is exposed to foreign currency risk on sales and purchases that are denominated in a currency other than its functional currency. The currency giving rise to this risk is primarily the U.S. Dollar. The Company does not have a hedging policy on its foreign currency exposure.

From time to time, we are involved in legal proceedings arising in the ordinary course of our business. We are currently not a party to any pending legal proceedings and no such actions by, or to the best of our knowledge, against us have been threatened.

Note 12 — Related-party transactions

a) Related parties:

Related Parties	Relationship with the Company
M-Power Development Ptd Ltd (MPD)	Asset holding management company
M-Power Investment Pte Ltd (MPI)	Holding company
Perry Holzgraf Esculier	Stockholder and Director

b) The Company had the following related party balances at March 31, 2014, June 30, 2013, and June 30, 2012:

	3/31/2014	6/30/2013	6/30/2012
	(Unaudited)
Due from MPD	$-	$-	$354,284
Due from MPI	-	-	552,689
Due to MPI	(212,656)	(491,254)	(523,518)
Due to Perry	-	-	(411,527)
Total due from (to) related party payables	$(212,656)	$(491,254)	$(28,072)

F-15

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Note 13 — Subsequent Events

On December 23, 2013, the Company agreed to purchase certain brands from another company in exchange for $18,214,793. However, the purchase is not reflected in the March 31, 2014 financial statements as the ownership of the brands has not been transferred and consideration for the brands has not yet been made.

F-16